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                                                                    EXHIBIT 3.1

                                 ALBECCA INC.

                        AMENDED AND RESTATED ARTICLES OF
                                 INCORPORATION


                                      I.

        The name of the Corporation is ALBECCA INC.



                                      II.

        The Corporation is organized pursuant to the provisions of the Georgia Business Corporation Code (the "Code").



                                     III.

        A. The Corporation is authorized to issue an aggregate of 400,000,000 shares of capital stock, par value $0.01 per share, consisting of three classes: 250,000,000 shares of "Class A Common Stock", 100,000,000 shares of "Class B Common Stock", and 50,000,000 shares of "Preferred Stock". All or any part of the shares of the capital stock may be issued by the Corporation from time to time and for such consideration as may be determined and fixed by the Board of Directors as provided by law; and when such consideration has been received by the Corporation, such shares shall be deemed fully paid and non-assessable.

        B. Except to the extent otherwise provided herein, the holders of Class A Common Stock ("Class A Holders") and the holders of Class B Common Stock ("Class B Holders") shall have the same powers, designations, preferences and participation rights and privileges. The Class A Holders and the Class B Holders shall have the following specific powers, designations, preferences, and relative participation rights and privileges:

        (1) Each Class A Holder shall be entitled to one (1) vote per share of Class A Common Stock standing in his name on the transfer books of the Corporation, and each Class B Holder shall be entitled to ten (10) votes per share of Class B Common Stock standing in his name on the transfer books of the Corporation, with respect to each matter to be voted upon.

        (2) The Class A Holders and the Class B Holders shall have the right to vote, but not as separate classes except to the extent required by law or as otherwise provided in subsection (3) below, upon all matters submitted to the shareholders of the Corporation. A quorum shall be present when the majority of all votes eligible to be cast by the Class A Holders and the Class B Holders taken as a whole is present in person or by proxy.


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        (3) (a) In addition to any other vote required by law wherein holders of the Class A Common Stock and the Class B Holders are entitled to vote as separate voting groups, the Corporation may not alter or change, by increase, diminution or otherwise, the relative rights, preferences, privileges, restrictions, dividend rights, voting power or other powers given to the Class A Holders or the Class B Holders pursuant to this Article III other than by the affirmative vote of not less than sixty-six and two thirds percent (66 2/3%) of all the votes entitled to be voted by the holders of each class of stock to be adversely affected thereby voting as a separate class. Notwithstanding anything to the contrary contained anywhere herein, the Corporation may increase the total number of authorized shares of Class A Common Stock that may be issued by the Corporation by the affirmative vote of a majority of all the votes entitled to be cast by the Class A Holders and the Class B Holders voting together as a single class, and without the approval of the Class A Holders and Class B Holders voting as separate classes. In the event that the Board of Directors declares a dividend or other distribution payable in the shares of capital stock of the Corporation and there are an insufficient number of authorized shares of Class B Common Stock available to be distributed in accordance with Section (4)(b) below, then the Class B Holders may vote on an amendment to these Articles of Incorporation to increase the number of authorized shares of such class to such number that is sufficient to permit the issuance of the stock dividend or other distribution, without submitting such matter to a vote of the Class A Holders.

        (b) In the event the Corporation proposes to engage in any business transaction including a merger, sale of substantially all of its assets, tender or exchange offer, or other similar business combination, or proposes to adopt a plan of liquidation, dissolution or reorganization, or entertain any proposal for acquisition of a substantial equity interest in the Corporation (any such event or combination of events being herein referred to as a "Proposal") and the Proposal is to be submitted to a vote of the Corporation's shareholders, and either (i) the consideration per share proposed to be paid to the holders of the Class A Common Stock is less than or otherwise different in any respect from the consideration per share proposed to be paid to the holders of the Class B Common Stock, or (ii) the respective rights of the Class A Common Stock is proposed to be diminished or otherwise adversely altered relative to the respective rights of the Class B Common Stock, then the approval of the consummation of the Proposal shall also require the affirmative vote of a majority of the outstanding shares of each of such classes voting as separate voting groups.

        (4) Class A Holders and Class B Holders shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor; provided, however, that:

            (a) No dividend may be declared and paid on the Class B Common Stock unless a dividend of an equal amount per share has been declared and paid on the Class A Common Stock, and no dividend may be declared and paid on the Class A Common Stock unless a dividend of an equal amount per share has been declared and paid on the Class B Common Stock.

            (b) In the case of dividends or other distributions payable in shares of capital stock of the Corporation, including a distribution pursuant to any stock split or division, which


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occur after the initial issuance of Class B Common Stock by the Corporation, only shares of Class A Common Stock shall be distributed with respect to Class A Common Stock and only shares of Class B Common Stock shall be distributed with respect to Class B Common Stock. Such a dividend or other distribution shall be deemed equal for purposes of Article III.B(4)(a) if the number of shares of Class A Common Stock distributed per share of Class A Common Stock is equal to the number of shares of Class B Common Stock distributed per share of Class B Common Stock.

            (c) In the case of any combination, reclassification or recapitalization of the Class A Common Stock, the shares of Class B Common Stock shall also be combined, reclassified or recapitalized so that the number of shares of Class B Common Stock outstanding immediately following such combination, reclassification or recapitalization shall bear the same relationship to the number of shares of Class B Common Stock outstanding immediately prior to such combination, reclassification or recapitalization as the number of shares of Class A Common Stock outstanding immediately following such combination, reclassification or recapitalization bears to the number of shares of Class A Common Stock outstanding immediately prior to such combination, reclassification or recapitalization.

            (d) In the case of any combination, reclassification or recapitalization of the Class B Common Stock, the shares of Class A Common Stock shall also be combined, reclassified or recapitalized so that the number of shares of Class A Common Stock outstanding immediately following such combination, reclassification or recapitalization shall bear the same relationship to the number of shares of Class A Common Stock outstanding immediately prior to such combination, reclassification or recapitalization as the number of shares of Class B Common Stock outstanding immediately following such combination, reclassification or recapitalization bears to the number of shares of Class B Common Stock outstanding immediately prior to such combination, reclassification or recapitalization.

            (e) Shares of Class B Common Stock outstanding at any time shall not be reverse split or combined, whether by reclassification, recapitalization or otherwise, so as to decrease the number of shares thereof issued and outstanding unless at the same time the shares of Class A Common Stock are reverse split or combined so that the number of shares of Class A Common Stock outstanding immediately following such reclassification or recapitalization shall bear the same relationship to the number of shares of Class A Common Stock outstanding immediately prior to such reclassification or recapitalization as the number of shares of Class B Common Stock outstanding immediately following such reclassification or recapitalization bears to the number of shares of Class B Common Stock outstanding immediately prior to such reclassification or recapitalization.

            (f) Shares of Class A Common Stock outstanding at any time shall not be reverse split or combined, whether by reclassification, recapitalization or otherwise, so as to decrease the number of shares thereof issued and outstanding unless at the same time the shares of Class B Common Stock are reverse split or combined so that the number of shares of Class B Common Stock outstanding immediately following such reclassification or recapitalization shall bear the same relationship to the number of shares of Class B Common Stock outstanding immediately prior to such reclassification or recapitalization as the number of shares of Class A Common Stock outstanding immediately following such reclassification or recapitalization bears


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to the number of shares of Class A Common Stock outstanding immediately prior to such reclassification or recapitalization.

        (5) Any outstanding shares of Class B Common Stock shall be convertible into fully paid and non-assessable shares of Class A Common Stock at the option of the holder thereof at any time on a one-share-for-one-share basis. In order for a shareholder to effect any such conversion, such shareholder must furnish the Corporation with a written notice of the request for conversion, which notice shall be addressed to the principal office of the Corporation or to the Corporation's designated transfer agent, shall state the number of shares of Class B Common Stock to be converted into Class A Common Stock, shall state the name of the person(s) in whose name(s) the shares of Class A Common Stock are to be registered and shall be accompanied by a certificate or certificates representing such shares, properly endorsed and ready for transfer. A conversion shall be deemed to be made (and the holder of such shares shall be deemed to be the holder of record of a equal number of shares of Class A Common Stock) at the close of business on the date when the Corporation or transfer agent has received the prescribed written notice and required certificate or certificates, properly endorsed for transfer. The Corporation hereby reserves and shall at all times reserve and keep available out of its authorized and unissued shares of Class A Common Stock, for the purposes of effecting conversion, such number of duly authorized shares of Class A Common Stock as shall from time to time be sufficient to effect such a conversion of all outstanding shares of Class B Common Stock.

        C. (1) Except as permitted under Section B(4) above, the Corporation shall not issue, either from its authorized, unissued shares or from its treasury, any additional shares of Class B Common Stock after the initial issuance of shares of Class B Common Stock to Craig A. Ponzio. Subsequent transfers of such Class B Common Stock and dividends and distributions payable in Class B Common Stock of the Corporation shall be subject to the rights and limitations set forth in this Article III. Thereafter, no other person or entity other than a Permitted Transferee (as hereinafter defined) may hold or own shares of Class B Common Stock of record or beneficially, and a Class B Holder may not transfer, and the Corporation shall not register the transfer of, such shares of Class B Common Stock, whether by sale, assignment, gift, bequest, appointment or otherwise, except to a Permitted Transferee (as hereinafter defined). Shares of Class B Common Stock transferred to any party other than a Permitted Transferee (as hereinafter defined) thereupon shall be converted into shares of Class A Common Stock as provided by subsection (4) of this Section C. "Permitted Transferee" shall mean, with respect to each person from time to time shown as the record and beneficial holder of shares of Class B Common Stock:

        (a) In the case of Craig A. Ponzio or June R. Ponzio (wife of Craig A. Ponzio):

            (i) Craig A. Ponzio, individually or in any capacity in which he is deemed under law to represent the property of June R. Ponzio upon her death or disability; or

            (ii) June R. Ponzio, individually or in any capacity in which she is deemed under law to represent the property of Craig A. Ponzio upon his death or disability; or


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               (iii) Craig A. Ponzio, as the trustee of a trust (including a voting trust) exclusively for the benefit of one or more of the Permitted Transferees described in each subclause of this clause (a), or exclusively for the benefit of one or more "Family Trust Beneficiaries", meaning the parents, grandparents, brothers, sisters, children, grandchildren, aunts, uncles, and first cousins of Craig A. Ponzio or June R. Ponzio; or

               (iv) June R. Ponzio, as the trustee of a trust (including a voting trust) exclusively for the benefit of one or more of the Permitted Transferees described in each subclause of this clause (a), or exclusively for the benefit of one or more Family Trust Beneficiaries; or

               (v) (A) A corporation, if and only if more than 50% of the outstanding shares of capital stock of such corporation that are entitled to vote for the election of directors are owned by, (B) a partnership if more than 50% of the partners are, and more than 50% of the beneficial interests in the partnership are owned by, or (C) a limited liability company, if and only if more than 50% of the membership interests of such limited liability company are owned by, a Permitted Transferee determined in accordance with this clause (a), provided that, if by reason of any change in the ownership of such stock, partnership interests or membership interests, such corporation, partnership or limited liability company would no longer qualify as a Permitted Transferee, all shares of Class B Common Stock then held by such corporation, partnership or limited liability company shall, without further act be converted into a like number of shares of Class A Common Stock, and stock certificates formerly representing such shares of Class B Common Stock shall thereupon and thereafter be deemed to represent the like number of shares of Class A Common Stock; or

               (vi) The estate of Craig A. Ponzio, if June R. Ponzio is the executrix of the estate or occupies a similar office or position with respect to the estate; or

               (vii) The estate of June R. Ponzio, if Craig A. Ponzio is the executor of the estate or occupies a similar office or position with respect to the estate; or

        (b) In the case of a Class B Holder which is a partnership, corporation or limited liability company that acquired record and beneficial ownership of the shares of Class B Common Stock in question as a Permitted Transferee under
Section 5C(i)(a)(v), any Permitted Transferee of Craig A. Ponzio or June R. Ponzio determined in accordance with clause (a) above.

        (2) Notwithstanding anything to the contrary set forth herein, any Class B Holder may pledge such Class B Holder's shares of Class B Common Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares shall not be transferred to or registered in the name of the pledgee and shall remain subject to the provisions of this Section C. In the event of foreclosure or other similar action by the pledgee, such pledged shares of Class B Common Stock may only be transferred to a Permitted Transferee of the pledgor or converted into shares of Class A Common Stock, as the pledgee may elect.


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        (3) For purposes of this Section C each reference to a corporation or limited liability company shall include any successor entity (corporation or limited liability company) resulting from merger or consolidation.

        (4) Upon any transfer of shares of Class B Common Stock of record or beneficially to any person or entity other than to a Permitted Transferee, the shares of Class B Common Stock so transferred shall convert without further action into an equal number of shares of Class A Common Stock, effective as of the date on which certificates representing such transferred shares are presented for transfer on the books of the Corporation, or the date of death of the Class B Holder (other than in the circumstances noted in subclauses (vi) and (vii) of clause (a) of subsection C(1) above), as the case may be. The Corporation may, in connection with preparing or verifying a list of shareholders entitled to vote at any meeting of shareholders, or as a condition to the transfer or the registration of shares of Class B Common Stock on the Corporation's books, require the furnishing of such affidavits or other proof as it deems necessary to confirm that conversion of any Class B shares to Class A shares is not required under these Articles prior to such vote, transfer or registration.

        (5) The shares of Class B Common Stock shall be registered only in the names of Craig A. Ponzio or a Permitted Transferee as the record and beneficial owner thereof and not in "street" or "nominee" name. For this purpose, a "beneficial owner" of any shares shall mean a person who or an entity which possesses the power, either singly or jointly, to direct the voting or disposition of such shares. The Corporation shall note on the certificates for shares of Class B Common Stock that there are restrictions on the transfer and registration imposed by these Articles of Incorporation.



                                      IV.

        Pursuant to ss. 14-2-602 of the Code, the Board of Directors may determine, in whole or in part, the preferences, limitations, and relative rights of one or more series of any class of shares of the Corporation, and designate the number of shares within that series, before the issuance of any shares of that series. Each such series of shares shall be given a distinguishing designation. All shares of each series must have preferences, limitations, and relative rights identical with those of other shares of the same series and, except to the extent otherwise provided in the description of the series, with those of other series in the same class; provided, however, that any of the voting powers, preferences, designations, rights, qualifications, limitations, or restrictions of or on the series of shares, or the holders thereof, may be dependent upon facts ascertainable outside these Articles of Incorporation if the manner in which the facts shall operate upon voting powers, designations, preferences, rights, qualifications, limitations, or restrictions of or on the shares, or the holders thereof, is clearly and expressly set forth in the Articles of Incorporation. Before issuing any shares of a series created under this Section, the Corporation must deliver to the Secretary of State for filing articles of amendment, which shall be effective without shareholder action, that set forth:

        (1)     the name of the Corporation;


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        (2)     the text of the amendment determining the terms of the series of shares;

        (3)     the date the amendment was adopted; and

        (4) a statement that the amendment was duly adopted by the Board of Directors.

        After a series of shares is established, the Board of Directors at any time and from time to time may increase or decrease the number of shares contained in a series, but not below the number of shares then issued, by filing articles of amendment, which are effective without shareholder action, in the manner provided in O.C.G.A. ss. 14-2-602.



                                      V.

        No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of the duty of care or any other duty as a director, except that such liability shall not be eliminated for:

        (i) any appropriation, in violation of the director's duties, of any business opportunity of the Corporation;

        (ii) acts or omissions that involve intentional misconduct or a knowing violation of law;

        (iii) liability under O.C.G.A. ss. 14-2-832 (or any successor provision or redesignation thereof); and

        (iv) any transaction from which the director received an improper personal benefit.

        If at any time the Code shall have been amended to authorize the further elimination or limitation of the liability of a director, then the liability of each director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Code, as so amended, without further action by the shareholders, unless the provisions of the Code, as amended, require further action by the shareholders.

        Any repeal or modification of the foregoing provisions of this Article VIII shall not adversely affect the elimination or limitation of liability or alleged liability pursuant hereto of any director of the Corporation for or with respect to any alleged act or omission of the director occurring prior to such repeal or modification.



                                      VI.

        In discharging the duties of their respective positions and in determining what is believed to be in the best interests of the Corporation, the Board of Directors, committees of the Board of Directors, and individual directors, in addition to considering the effects of any action on the


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Corporation or its shareholders, may consider the interests of the employees, customers, suppliers and creditors of the Corporation and its subsidiaries, the communities in which offices or other establishments of the Corporation and its subsidiaries are located, and all other factors such directors consider pertinent. This provision solely grants discretionary authority to the directors and shall not be deemed to provide to any other constituency any right to be considered.



                                     VII.

        Any action as to which all Class A Holders and all Class B Holders vote together as one voting group, required by or permitted under the Code to be taken at a meeting of the shareholders of the Corporation, may be taken without a meeting if written consent, setting forth the action so taken, shall be signed by persons who would be entitled to vote at a meeting those shares having voting power to cast not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted. Notice shall be given within ten days of the taking of corporate action without a meeting by less than unanimous written consent to those shareholders on the record date whose shares were not represented on the written consent. For purposes of written consent by the shareholders, the record date shall be determined in accordance with the bylaws. No consent shall be effective as approval of a plan of merger or plan of consolidation unless the requirements for the effectiveness of such consent set forth in the Code have been met.



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                            ARTICLES OF RESTATEMENT
                              OF LARSON-JUHL INC.


        The undersigned, as Assistant Secretary of Larson-Juhl Inc., a Georgia corporation (the "Corporation"), does hereby certify pursuant to Section 14-2-1007(d) of the Official Code of Georgia Annotated (the "Code") the following:

        1. The name of the Corporation is Larson-Juhl Inc., and the accompanying Amended and Restated Articles of Incorporation (the "Amended and Restated Articles") effect a change of the name of the Corporation to "Albecca Inc."

        2. The Amended and Restated Articles were adopted by the Corporation in the manner prescribed by the Georgia Business Corporation Code. The Amended and Restated Articles accurately restate the Articles of Incorporation of the Corporation and amendments existing immediately prior to the adoption of the accompanying Amended and Restated Articles and further amend the Corporation's articles as indicated therein.

        3. The shareholders and the sole director of the Corporation approved and adopted the Amended and Restated Articles on May 20, 1998 in accordance with the provisions of Code Section 14-2-1003.

        4. Immediately prior to the effectiveness of the amendments to be effected by the Amended and Restated Articles, there were 17,000,000 shares of Common Stock, par value $.01, outstanding (the "Outstanding Old Common Stock"). Upon the effectiveness of the Amended and Restated Articles, the 16,626,000 shares of Outstanding Old Common Stock held by the shareholder holding 16,626,000 shares of Outstanding Old Common Stock shall be converted into no shares of Class A Common Stock and 16,626,000 shares of Class B Common Stock, the 204,000 shares of Outstanding Old Common Stock held by the shareholder holding 204,000 shares of Outstanding Old Common Stock shall be converted into 204,000 shares of Class A Common Stock and no shares of Class B Common Stock, and the 170,000 shares of Outstanding Old Common Stock held by the shareholder holding 170,000 shares of Outstanding Old Common Stock shall be converted into 170,000 shares of Class A Common Stock and no shares of Class B Common Stock, all as such reclassification is described more fully in resolutions adopted by the shareholders and the board of directors of the Corporation on May 20, 1998.

        IN WITNESS WHEREOF, the undersigned has executed this Certificate as of May 21, 1998.


                                          /s/ Philip H. Moise
                                          ------------------------------------
                                          Philip H. Moise, Assistant Secretary


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